Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, Oct. 23, 2025
AMERICAN AIRLINES REPORTS THIRD-QUARTER 2025 FINANCIAL RESULTS
FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) today reported its third-quarter 2025 financial results, including:
•Record third-quarter revenue of $13.7 billion
•Third-quarter GAAP net loss of $114 million, or ($0.17) per diluted share
•Excluding net special items1, third-quarter net loss of $111 million, or ($0.17) per diluted share
•Fourth-quarter adjusted EPS2 expected to be between $0.45 and $0.75 with full-year adjusted EPS2 expected to be between $0.65 and $0.95
•Full-year free cash flow3 expected to be over $1 billion

“The American Airlines team is delivering on our commitments,” said American’s CEO Robert Isom. “We’ve built a strong foundation, with best-in class cost management and a focus on strengthening the balance sheet. Looking forward, I’m confident that continued investments in our network, customer experience and loyalty program will position us well to drive revenue growth and shareholder value in 2026 and beyond.”
Revenue performance
American produced third-quarter revenue of $13.7 billion. Year-over-year unit revenues improved sequentially throughout the quarter with September producing positive unit revenue growth. Premium unit revenue growth year over year continues to outperform the main cabin.

The company remains focused on executing its strategic priorities and delivering on its revenue potential. By the end of this year, the company expects it will have fully restored its share of indirect revenue that was impacted by its former sales strategy. American is now shifting focus to expanding its share of indirect revenue beyond historical levels, which, combined with improved distribution capabilities, is expected to produce meaningful value for the airline.
AAdvantage program and co-branded credit card performance
American continues to see strong engagement with its industry-leading AAdvantage® loyalty program, with active accounts up 7% year over year. In the third quarter, spending on co-branded credit cards increased 9% year over year as customers continue to value AAdvantage® miles as their preferred rewards currency. American continues to work toward the implementation of its exclusive and expanded partnership with Citi, which starts in January 2026.

American Airlines Reports Third-Quarter Financial Results
Oct. 23, 2025

Customer experience
American is elevating every step of the travel journey for its customers. The company plans to open new Flagship® lounges in Miami and Charlotte in addition to expanding the Admirals Club® lounge footprint at both airports. American’s new Flagship Suite® seats on its Boeing 787-9 aircraft led American’s widebody fleet in customer satisfaction scores during the third quarter. American’s Flagship Suite® product will expand to the airline’s transcontinental routes on its new Airbus A321XLRs. The company also announced investments to transform the onboard experience on its regional aircraft, unveiled a new coffee partnership with Lavazza, launched its first champagne partnership with Champagne Bollinger and enhanced its inflight experience with elevated amenity kits and dining options.
Operational performance
The American team delivered a resilient operation in the third quarter, despite a difficult operating environment due to significant weather events and the FAA technology outage in September and associated ATC challenges. Thanks to investments in technology and its operating systems, American quickly recovered from irregular operations in the quarter and successfully mitigated the impact to customers.
Balance sheet and liquidity
The company ended the third quarter with $36.8 billion of total debt4 and $29.9 billion of net debt5. The company remains on track to achieve its goal of total debt4 less than $35 billion by the end of 2027. The company ended the third quarter with $10.3 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving credit and other facilities.
Guidance and investor update
Based on its current booked revenue, expectations of future demand trends and fuel price, and excluding the impact of special items, the company expects its adjusted earnings per diluted share2 to be between $0.45 and $0.75 for the fourth quarter of 2025 and $0.65 and $0.95 for the full year.
For additional financial forecasting detail, please refer to the company’s investor update, furnished, together with this press release, with the SEC on a current report on Form 8-K. This filing is also available at aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available through Nov. 23, 2025.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $3 million of net special items in the third quarter after the effect of taxes.
2.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

3.Please see the accompanying notes for the company’s definition of free cash flow, a non-GAAP measure. The company is unable to reconcile forward-looking free cash flow to GAAP as the nature or amount of items that impact net cash provided by operating activities cannot be determined at this time.
4.All references to total debt include debt, finance and operating lease liabilities and pension obligations.
5.Net debt is defined as total debt net of unrestricted cash and short-term investments.
About American Airlines Group
As a leading global airline, American Airlines offers thousands of flights per day to more than 350 destinations in more than 60 countries. The airline is a founding member of the oneworld alliance, whose members serve more than 900 destinations around the globe. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines. To Care for People on Life’s Journey®.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, downturns in economic conditions; our inability to obtain sufficient financing or other capital to operate successfully; our high level of debt and other obligations; our significant pension and other postretirement benefit funding obligations; any deterioration of our financial condition; any loss of key personnel, or our inability to attract, develop and retain additional qualified personnel; changing economic, geopolitical, commercial, regulatory and other conditions beyond our control, including the recently announced tariffs and other global events that affect travel behavior; changes in current legislation, regulations and economic conditions regarding federal governmental tariffs, the implementation of federal government budget cuts, a prolonged government shutdown and the potential that any of the foregoing affects the demand for, or restricts the use of, travel by government employees and their families or private sector enterprises that contract or otherwise interface with the federal government; the intensely competitive and dynamic nature of the airline industry; union disputes, employee strikes and other labor-related disruptions; problems with any of our third-party regional operators or third-party service providers; any damage to our reputation or brand image; losses and adverse publicity stemming from any public incidents involving our company, our people or our brand; changes to our business model that may not be successful and may cause operational difficulties or decreased demand; our inability to protect our intellectual property rights, particularly our branding rights; litigation in the normal course of business or otherwise; our inability to use net operating losses and other carryforwards; any new U.S. and international tax legislation; any impairment of goodwill and intangible assets or long-lived assets; any inability of our commercial relationships with other companies to produce the returns or results we expect; our dependence on price and availability of aircraft fuel;

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

extensive government regulation and compliance risks; economic and political instability outside of the U.S. where we have significant operations; ongoing security concerns due to conflicts, terrorist attacks or other acts of violence, domestically or abroad; climate change; environmental and social matters, and compliance risks with environmental, health and noise regulations; a shortage of pilots; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; any failure of technology and automated systems, including artificial intelligence, that we rely on to operate our business; evolving data privacy requirements, risks from cyberattacks and data privacy incidents, and compliance risks with regulations related therewith; any inability to effectively manage the costs, rights and functionality of third-party distribution channels; any inability to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots; interruptions or disruptions in service at one or more of our key facilities; increases in insurance costs or reductions in insurance coverage; heavy taxation in the airline industry; risks related to ownership of American Airlines Group Inc. common stock; and other risks set forth herein as well as in the company’s latest annual report on Form 10-K for the year ended December 31, 2024 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and subsequent quarterly reports on Form 10-Q (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended September 30,		Percent Increase (Decrease)		9 Months Ended September 30,		Percent Increase (Decrease)
	2025	2024			2025	2024
Operating revenues:
Passenger	$12,471	$12,523	(0.4)		$36,985	$37,184	(0.5)
Cargo	212	202	5.0		612	584	4.8
Other	1,008	922	9.4		3,037	2,783	9.1
Total operating revenues	13,691	13,647	0.3		40,634	40,551	0.2
Operating expenses:
Aircraft fuel and related taxes	2,767	2,874	(3.7)		8,017	8,916	(10.1)
Salaries, wages and benefits	4,461	4,098	8.9		13,065	11,917	9.6
Regional expenses:
Regional operating expenses	1,286	1,184	8.6		3,809	3,495	9.0
Regional depreciation and amortization	84	80	5.0		244	238	2.3
Maintenance, materials and repairs	1,028	989	3.9		2,876	2,823	1.9
Other rent and landing fees	906	861	5.3		2,627	2,514	4.5
Aircraft rent	310	303	2.4		910	945	(3.8)
Selling expenses	483	468	3.2		1,467	1,331	10.2
Depreciation and amortization	474	479	(1.1)		1,418	1,424	(0.3)
Special items, net	7	554	(98.7)		125	625	(80.0)
Other	1,734	1,668	4.0		5,061	4,843	4.5
Total operating expenses	13,540	13,558	(0.1)		39,619	39,071	1.4
Operating income	151	89	69.4		1,015	1,480	(31.4)
Nonoperating income (expense):
Interest income	90	117	(22.8)		285	363	(21.5)
Interest expense, net	(432)	(480)	(10.0)		(1,294)	(1,464)	(11.6)
Other income (expense), net	49	18	nm	(1)	42	(20)	nm
Total nonoperating expense, net	(293)	(345)	(15.3)		(967)	(1,121)	(13.7)
Income (loss) before income taxes	(142)	(256)	(44.7)		48	359	(86.6)
Income tax provision (benefit)	(28)	(107)	(74.1)		36	103	(65.4)
Net income (loss)	$(114)	$(149)	(23.5)		$12	$256	(95.1)

Earnings (loss) per common share:
Basic	$(0.17)	$(0.23)			$0.02	$0.39
Diluted	$(0.17)	$(0.23)			$0.02	$0.39
Weighted average shares outstanding (in thousands):
Basic	660,358	657,424			659,788	656,745
Diluted	660,358	657,424			660,784	658,775
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2025	2024		2025	2024
Revenue passenger miles (millions)	66,580	65,502	1.6%	188,698	188,120	0.3%
Available seat miles (ASM) (millions)	77,400	75,665	2.3%	224,939	221,445	1.6%
Passenger load factor (percent)	86.0	86.6	(0.6) pts	83.9	85.0	(1.1) pts
Yield (cents)	18.73	19.12	(2.0) %	19.60	19.77	(0.8) %
Passenger revenue per ASM (cents)	16.11	16.55	(2.7) %	16.44	16.79	(2.1) %
Total revenue per ASM (cents)	17.69	18.04	(1.9) %	18.06	18.31	(1.4) %
Cargo ton miles (millions)	545	542	0.7%	1,550	1,541	0.6%
Cargo yield per ton mile (cents)	38.94	37.33	4.3%	39.52	37.92	4.2%

Fuel consumption (gallons in millions)	1,169	1,147	1.9%	3,375	3,322	1.6%
Average aircraft fuel price including related taxes (dollars per gallon)	2.37	2.50	(5.5) %	2.38	2.68	(11.5) %

Operating cost per ASM (cents)	17.49	17.92	(2.4) %	17.61	17.64	(0.2) %
Operating cost per ASM excluding net special items (cents)	17.48	17.19	1.7%	17.56	17.36	1.1%
Operating cost per ASM excluding net special items and fuel (cents)	13.91	13.39	3.9%	13.99	13.34	4.9%

Passenger enplanements (thousands)	58,474	58,645	(0.3) %	168,220	170,599	(1.4) %
Departures (thousands):
Mainline	298	304	(2.1) %	881	900	(2.2) %
Regional	267	254	5.3%	787	716	10.0%
Total	565	558	1.3%	1,668	1,616	3.2%
Average stage length (miles):
Mainline	1,201	1,159	3.6%	1,188	1,156	2.7%
Regional	464	456	1.8%	465	459	1.3%
Total	853	839	1.6%	846	847	(0.1) %
Aircraft at end of period:
Mainline (2)	998	971	2.8%	998	971	2.8%
Regional (3)	557	575	(3.1) %	557	575	(3.1) %
Total	1,555	1,546	0.6%	1,555	1,546	0.6%
Full-time equivalent employees at end of period:
Mainline	104,900	104,400	0.5%	104,900	104,400	0.5%
Regional (4)	32,000	29,800	7.4%	32,000	29,800	7.4%
Total	136,900	134,200	2.0%	136,900	134,200	2.0%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excluded from the aircraft count above are two Airbus A321XLR mainline aircraft that are in temporary storage as of September 30, 2025.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are four regional aircraft in temporary storage as of September 30, 2025 as follows: three Bombardier CRJ900 and one Embraer ERJ145.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2025	2024		2025	2024
Domestic (1)
Revenue passenger miles (millions)	43,741	43,105	1.5%	125,206	125,100	0.1%
Available seat miles (ASM) (millions)	51,106	50,040	2.1%	149,762	146,755	2.0%
Passenger load factor (percent)	85.6	86.1	(0.5) pts	83.6	85.2	(1.6) pts
Passenger revenue (dollars in millions)	8,723	8,681	0.5%	26,010	26,285	(1.0) %
Yield (cents)	19.94	20.14	(1.0) %	20.77	21.01	(1.1) %
Passenger revenue per ASM (cents)	17.07	17.35	(1.6) %	17.37	17.91	(3.0) %

Latin America (2)
Revenue passenger miles (millions)	7,726	7,906	(2.3) %	26,106	26,578	(1.8) %
Available seat miles (millions)	8,832	8,872	(0.5) %	30,560	30,484	0.3%
Passenger load factor (percent)	87.5	89.1	(1.6) pts	85.4	87.2	(1.8) pts
Passenger revenue (dollars in millions)	1,340	1,433	(6.5) %	4,795	4,897	(2.1) %
Yield (cents)	17.34	18.13	(4.4) %	18.37	18.43	(0.3) %
Passenger revenue per ASM (cents)	15.17	16.16	(6.1) %	15.69	16.07	(2.3) %

Atlantic
Revenue passenger miles (millions)	12,951	12,412	4.3%	30,317	30,394	(0.3) %
Available seat miles (millions)	14,878	14,329	3.8%	36,255	37,001	(2.0) %
Passenger load factor (percent)	87.0	86.6	0.4 pts	83.6	82.1	1.5 pts
Passenger revenue (dollars in millions)	2,109	2,110	(0.1) %	5,160	5,122	0.7%
Yield (cents)	16.28	17.00	(4.2) %	17.02	16.85	1.0%
Passenger revenue per ASM (cents)	14.17	14.73	(3.8) %	14.23	13.84	2.8%

Pacific
Revenue passenger miles (millions)	2,162	2,079	4.0%	7,069	6,048	16.9%
Available seat miles (millions)	2,584	2,424	6.6%	8,362	7,205	16.1%
Passenger load factor (percent)	83.7	85.8	(2.1) pts	84.5	83.9	0.6 pts
Passenger revenue (dollars in millions)	299	299	0.1%	1,020	880	15.9%
Yield (cents)	13.84	14.37	(3.7) %	14.43	14.55	(0.8) %
Passenger revenue per ASM (cents)	11.58	12.33	(6.1) %	12.20	12.21	(0.1) %

Total International
Revenue passenger miles (millions)	22,839	22,397	2.0%	63,492	63,020	0.7%
Available seat miles (millions)	26,294	25,625	2.6%	75,177	74,690	0.7%
Passenger load factor (percent)	86.9	87.4	(0.5) pts	84.5	84.4	0.1 pts
Passenger revenue (dollars in millions)	3,748	3,842	(2.5) %	10,975	10,899	0.7%
Yield (cents)	16.41	17.16	(4.4) %	17.29	17.29	— %
Passenger revenue per ASM (cents)	14.25	15.00	(5.0) %	14.60	14.59	— %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items provides management with an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items provides management with an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2025	2024		2025	2024
	(in millions)			(in millions)
Operating income as reported	$151	$89		$1,015	$1,480
Operating net special items:
Mainline operating special items, net (1)	7	554		125	625
Operating income excluding net special items	$158	$643	(75.5%)	$1,140	$2,105	(45.8%)

Calculation of Operating Margin
Operating income as reported	$151	$89		$1,015	$1,480
Total operating revenues as reported	$13,691	$13,647		$40,634	$40,551
Operating margin	1.1%	0.7%		2.5%	3.7%

Calculation of Operating Margin Excluding Net Special Items
Operating income excluding net special items	$158	$643		$1,140	$2,105
Total operating revenues as reported	$13,691	$13,647		$40,634	$40,551
Operating margin excluding net special items	1.2%	4.7%		2.8%	5.2%

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items
Pre-tax income (loss) as reported	$(142)	$(256)		$48	$359
Pre-tax net special items:
Mainline operating special items, net (1)	7	554		125	625
Nonoperating special items, net (2)	(4)	(27)		28	30
Total pre-tax net special items	3	527		153	655

Pre-tax income (loss) excluding net special items	$(139)	$271	nm	$201	$1,014	(80.2%)

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(142)	$(256)		$48	$359
Total operating revenues as reported	$13,691	$13,647		$40,634	$40,551
Pre-tax margin	(1.0%)	(1.9%)		0.1%	0.9%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$(139)	$271		$201	$1,014
Total operating revenues as reported	$13,691	$13,647		$40,634	$40,551
Pre-tax margin excluding net special items	(1.0%)	2.0%		0.5%	2.5%

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2025	2024		2025	2024
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income (loss) as reported	$(114)	$(149)		$12	$256
Net special items:
Total pre-tax net special items (1), (2)	3	527		153	655
Net tax effect of net special items	—	(173)		(34)	(158)
Net income (loss) excluding net special items	$(111)	$205	nm	$131	$753	(82.6%)

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$(111)	$205		$131	$753
Shares used for computation (in thousands):
Basic	660,358	657,424		659,788	656,745
Diluted	660,358	720,086		660,784	720,503
Earnings (loss) per share excluding net special items:
Basic	$(0.17)	$0.31		$0.20	$1.15
Diluted	$(0.17)	$0.30		$0.20	$1.10

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$13,540	$13,558		$39,619	$39,071

Operating net special items:
Mainline operating special items, net (1)	(7)	(554)		(125)	(625)
Total operating expenses excluding net special items	13,533	13,004		39,494	38,446

Aircraft fuel and related taxes	(2,767)	(2,874)		(8,017)	(8,916)
Total operating expenses excluding net special items and fuel	$10,766	$10,130		$31,477	$29,530
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.49	17.92		17.61	17.64

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.01)	(0.73)		(0.06)	(0.28)
Total operating expenses per ASM excluding net special items	17.48	17.19		17.56	17.36

Aircraft fuel and related taxes per ASM	(3.58)	(3.80)		(3.56)	(4.03)
Total operating expenses per ASM excluding net special items and fuel	13.91	13.39		13.99	13.34
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2025 nine month period mainline operating special items, net principally included a one-time charge for adjustments to vacation accruals resulting from pay rate increases effective January 1, 2025, related to the ratification of the contract extension in the fourth quarter of 2024 with our mainline maintenance and fleet service team members and adjustments to litigation reserves.
The 2024 third quarter mainline operating special items, net principally included $516 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline flight attendants. The 2024 nine month period mainline operating special items, net included $573 million of one-time charges resulting from the ratification of new collective bargaining agreements with our mainline flight attendants and mainline passenger service team members.
(2)Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	9 Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$3,373	$3,585
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(2,149)	(1,943)
Proceeds from sale-leaseback transactions and sale of property and equipment	243	598
Sales of short-term investments	4,944	5,901
Purchases of short-term investments	(4,801)	(6,528)
Decrease (increase) in restricted short-term investments	(20)	159
Other investing activities	279	(21)
Net cash used in investing activities	(1,504)	(1,834)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(4,087)	(2,698)
Proceeds from issuance of long-term debt	2,169	1,252
Other financing activities	85	(53)
Net cash used in financing activities	(1,833)	(1,499)
Net increase in cash and restricted cash	36	252
Cash and restricted cash at beginning of period	902	681
Cash and restricted cash at end of period (1)	$938	$933

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$835	$834
Restricted cash included in restricted cash and short-term investments	103	99
Total cash and restricted cash	$938	$933

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net sales of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

9 Months Ended September 30, 2025

(in millions)
Net cash provided by operating activities	$3,373
Adjusted net cash used in investing activities (1)	(1,652)
Free cash flow	$1,721

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the nine months ended September 30, 2025 (in millions):

Net cash used in investing activities	$(1,504)
Adjustments:
Net sales of short-term investments	(143)
Increase in restricted cash	(5)
Adjusted net cash used in investing activities	$(1,652)

American Airlines Reports Third-Quarter 2025 Financial Results
Oct. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash	$835	$804
Short-term investments	6,023	6,180
Restricted cash and short-term investments	760	732
Accounts receivable, net	2,028	2,006
Aircraft fuel, spare parts and supplies, net	2,782	2,638
Prepaid expenses and other	822	794
Total current assets	13,250	13,154
Operating property and equipment
Flight equipment	44,994	43,521
Ground property and equipment	10,366	10,202
Equipment purchase deposits	850	1,012
Total property and equipment, at cost	56,210	54,735
Less accumulated depreciation and amortization	(24,752)	(23,608)
Total property and equipment, net	31,458	31,127
Operating lease right-of-use assets	7,495	7,333
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,038	2,044
Deferred tax asset	2,435	2,485
Other assets	1,374	1,549
Total other assets	9,938	10,169
Total assets	$62,141	$61,783
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,604	$5,322
Accounts payable	2,833	2,455
Accrued salaries and wages	2,053	2,150
Air traffic liability	8,092	6,759
Loyalty program liability	3,699	3,556
Operating lease liabilities	1,143	1,092
Other accrued liabilities	3,214	2,961
Total current liabilities	24,638	24,295
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	25,113	25,154
Pension and postretirement benefits	1,759	2,128
Loyalty program liability	6,815	6,498
Operating lease liabilities	6,204	5,976
Other liabilities	1,574	1,709
Total noncurrent liabilities	41,465	41,465
Stockholders' equity (deficit)
Common stock, 660,064,930 shares outstanding at September 30, 2025	7	7
Additional paid-in capital	7,377	7,424
Accumulated other comprehensive loss	(4,515)	(4,565)
Retained deficit	(6,831)	(6,843)
Total stockholders' deficit	(3,962)	(3,977)
Total liabilities and stockholders’ equity (deficit)	$62,141	$61,783